UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 26, 2007

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(Date of earliest event reported)

China VoIP & Digital Telecom Inc.

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(Exact name of registrant as specified in its charter)

            Nevada                   333-131017                98-0509797

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(State or other jurisdiction of      Commission            (I.R.S. Employer

incorporation or organization)       File Number          Identification No.)

RM 508, No.786 Xinluo Street, High-Tech Industrial Development Zone, Jinan, China

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(Address of principal offices, including Zip Code)

Crawford Lake Mining Inc.

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(Former name or Former Address, if Changed Since Last Report)

Item 1.01. Enter into Material Definitive Agreement

On July16, 2007, the Registrant signed a term sheet with Downshire Capital Inc. to raise $3 million fund by issuance of 3.2 million shares of common stock of the Registrant to Downshire Capital Inc. or its assigned parties. The 3.2 million shares are to be issued in twice and subject to registration upon completion of the fund.

Pursuant to the term sheet, on July 18, 2007, the Registrant issued 1.2 million shares to Downshire Capital Inc. and its assigned parties as first installment. The remainder 2 million shares will be issued to Downshire Capital Inc. and its assigned parties after $3 million USD received by August 15, 2007. According to the term sheet, if Downshire Capital Inc. is not able to fund the Registrant by August 15, 2007, Downshire Capital and its designed investors need to return the 1.2 million shares and the Registrant will cancel it accordingly.

A copy of the term sheet is attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(a)   Financial Statements of business acquired.        Not applicable

(b)   Pro forma financial information.                        Not applicable

(a)   Financial Statement                (c)   Exhibits

Exhibit 99.1   Term sheet

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China VoIP & Digital Telecom Inc.

By: /s/ Li Kunwu

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President and CEO

Date:  July 26, 2007